Exhibit 2.1.1

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “First Amendment”), is made and entered into as of July 21, 2011, between and among HEALTHSOUTH CORPORATION, a Delaware corporation (“HealthSouth”), HOUSTON REHABILITATION ASSOCIATES, a Delaware general partnership, HEALTHSOUTH SPECIALTY HOSPITAL OF NORTH LOUISIANA, LLC, a Louisiana limited liability company, HEALTHSOUTH LTAC OF SARASOTA, INC., a Delaware corporation, HEALTHSOUTH OF PITTSBURGH, LLC, a Delaware limited liability company, HEALTHSOUTH SUB-ACUTE CENTER OF MECHANICSBURG, LLC, a Delaware limited liability company, REHABILITATION HOSPITAL OF NEVADA – LAS VEGAS, INC., a Delaware corporation, HEALTHSOUTH OF TEXAS, INC., a Texas corporation, and SARASOTA LTAC PROPERTIES, LLC, a Florida limited liability company, (each of the foregoing Persons is referred to herein individually as a “Seller” or collectively as “Sellers”), and LIFECARE HOSPITALS OF MECHANICSBURG, LLC, a Delaware limited liability company, LIFECARE HOSPITAL AT TENAYA, LLC, a Delaware limited liability company, LIFECARE HOSPITALS OF HOUSTON, LLC, a Delaware limited liability company, PITTSBURGH SPECIALTY HOSPITAL, LLC, a Delaware limited liability company, LIFECARE HOSPITALS OF SARASOTA, LLC, a Delaware limited liability company, LIFECARE SPECIALTY HOSPITAL OF NORTH LOUISIANA, LLC, a Delaware limited liability company (each of the foregoing Persons is referred to herein individually as a “Buyer” or collectively as “Buyers”).

W I T N E S S E T H:

WHEREAS, Sellers and Buyers are parties to that certain Asset Purchase Agreement dated as of May 17, 2011 (the “Purchase Agreement”);

WHEREAS, Sellers and Buyers desire to amend the Purchase Agreement to address certain matters that have arisen since the date Sellers and Buyers executed and delivered the Purchase Agreement.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and confessed, the parties agree as follows:

1. Unless otherwise defined herein, all terms that are used in this First Amendment and that are defined in the Purchase Agreement shall have the same meaning herein as therein defined.

2. The Facility that is operated by Houston Rehabilitation Associates shall not be among the Facilities that are sold by Sellers and purchased by Buyers under the Purchase Agreement and shall not be included within the Contemplated Transactions.  The Purchased Assets shall not include any assets owned, leased or used by Houston Rehabilitation Associates or HealthSouth of Texas, Inc., and the Assumed Liabilities shall not include any liabilities or

Exhibit 2.1.1

obligations of, or associated with, Houston Rehabilitation Associates or HealthSouth of Texas, Inc.

3. In order to effect Sellers’ and Buyers’ intent to eliminate the assets owned, leased or used by, and the liabilities and obligations of or, associated with, Houston Rehabilitation Associates and HealthSouth of Texas, Inc. from the Contemplated Transactions, the following amendments are hereby made to the Purchase Agreement:

3.1           Houston Rehabilitation Associates, HealthSouth of Texas, Inc. and LifeCare Hospitals of Houston, LLC are hereby eliminated as parties to the Purchase Agreement.

3.2           The definition of “Buyers,” as set forth in Section 1.1 of the Purchase Agreement, is hereby amended to eliminate LifeCare Hospitals of Houston, LLC as a Buyer.

3.3           The definition of “Facilities,” as set forth in Section 1.1 of the Purchase Agreement, is hereby amended to eliminate Houston Rehabilitation Associates d/b/a HealthSouth Hospital of Houston as a Facility.

3.4           The definition “Net Working Capital,” as set forth in Section 1.1 of the Purchase Agreement, is hereby amended by deleting the amount “$954,699” as it appears therein and replacing same with the amount “$655,865.44.”

3.5           The following definitions, as set forth in Section 1.1 of the Purchase Agreement, are hereby deleted in their entireties:  “HNMC,” “HRA Consent” and “HRA Minority Interest Purchase Price.”

3.6           Section 2.5(a) and Section 2.5(b) of the Purchase Agreement are hereby amended as follows:  (i) the amount “$108,974,481” as it appears in Section 2.5(a)(i) and Section 2.5(b)(i) is hereby deleted and replaced with the amount “$108,117,858;” and (ii) the amount “$954,698.71” as it appears in Section 2.5(a)(ii) and Section 2.5(b)(ii) is hereby deleted and replaced with the amount “$655,865.44.”

3.7           Section 2.5(c) of the Purchase Agreement is hereby deleted in its entirety.

3.8           Section 4.1 of the Purchase Agreement is hereby amended by deleting the phrase “With the exception of Houston Rehabilitation Associates,” as it appears in the second sentence of such Section and by deleting the third sentence of such Section in its entirety.

3.9           Section 6.8(a) of the Purchase Agreement is hereby amended by deleting the last three sentences of such Section in their entireties.

3.10           Section 7.12, Section 8.7 and Section 10.14 of the Purchase Agreement are hereby deleted in their entireties.

3.11           Each Schedule to the Purchase Agreement is hereby amended by deleting all references to, and all information and descriptions pertaining to, Houston Rehabilitation Associates, HealthSouth of Texas, Inc., HealthSouth Hospital of Houston and LifeCare Hospitals of Houston, LLC.

2

Exhibit 2.1.1

4. All other provisions of the Purchase Agreement and the Schedules to the Purchase Agreement are hereby amended, mutatis mutandis, as necessary to give effect to the purpose and intent of Section 2 and Section 3 of this First Amendment to eliminate Houston Rehabilitation Associates d/b/a HealthSouth Hospital of Houston from the Contemplated Transaction.

5. Section 7.10 of the Purchase Agreement is hereby deleted in its entirety.

6. The Purchase Agreement is hereby amended by adding the following new Sections after Section 10.14 of the Purchase Agreement:

10.15           Sellers’ Policies.  Notwithstanding that HealthSouth policies and procedures constitute an Excluded Asset hereunder, for a period of sixty (60) days from and after Closing, Buyers, as needed to satisfy the requirements of The Joint Commission or any Governmental Authority, shall have access to and may utilize the HealthSouth policies and procedures physically located at the Facilities.  Upon the expiration of such sixty (60) day period, Buyers shall destroy the HealthSouth policies and procedures physically located at the Facilities and, upon request of HealthSouth, provide HealthSouth with a certificate to such effect.

10.16           Access to HealthSouth Email.  For a period of fourteen (14) days from and after Closing, HealthSouth shall continue to grant the Hired Employees access to, and permit the Hired Employees to utilize, their existing HealthSouth email accounts on a read-only basis.

10.17           Access to Hired Employees.  For a period of twenty (20) days from and after Closing, Buyers hereby agree to make available to Sellers reasonable access to the Hired Employees as needed to assist in the closing of Sellers’ July 2011 financial statements utilizing Sellers’ financial applications and to edit, approve and upload Sellers’ final payroll utilizing Sellers’ payroll reporting system (AE).  In addition, for a period of up to six (6) months from and after Closing, Buyers agree to make available to Sellers reasonable access to the Hired Employees as needed to assist in completion of Sellers’ final cost reports for the Facilities.  Such access to the Hired Employees shall not unreasonably interfere with their duties and responsibilities to Buyers.  Buyers are providing the Hired Employees as an accommodation to Sellers and make no representations or warranties regarding the services provided by the Hired Employees to Sellers.  Furthermore, the financial statements, payroll processing and cost reporting of Sellers are the sole responsibilities and obligations of Sellers, and Buyers shall have no responsibility or liability in respect thereof.

10.18           Mechanicsburg Telecommunications Support.  For a period of ninety (90) days from and after Closing, HealthSouth will provide telecommunications support to Buyers consistent with the current service levels provided to the Facility located in Mechanicsburg, Pennsylvania.  The telecommunications support shall include the existing Private Branch Exchange (PBX), employee voice support (moves, changes), devices (phone extension, voicemail, fax extension, etc) and level one support for site telecommunications equipment.  Second and third level support, if necessary, shall be coordinated with Buyers and third-party vendors and billed to Buyers.

3

Exhibit 2.1.1

7. Section 11.1(c) of the Purchase Agreement is hereby amended by deleting the reference to “Schedule 2.6” and replacing it with “Schedule 11.1(c)” and adding the attached Schedule 11.1(c) as a schedule to the Purchase Agreement.

8. Except as amended hereby, the terms and provisions of the Purchase Agreement are hereby ratified and declared to be in full force and effect.

9. This First Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice of law provisions or rule thereof.

10. This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The facsimile signature of any party to this First Amendment or a PDF copy of the signature of any party to this First Amendment delivered by electronic mail for purposes of execution or otherwise, is to be considered to have the same binding effect as the delivery of an original signature on an original contract.

11. Other than the reference to the Purchase Agreement contained in the first recital of this First Amendment, each reference to the Purchase Agreement and any agreement contemplated thereby or executed in connection therewith, whether or not accompanied by reference to this First Amendment, shall be deemed a reference to the Purchase Agreement as amended by this First Amendment.

[Signature Pages Follow]

4

Exhibit 2.1.1

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed in multiple originals by their duly authorized officers, all as of the date and year first above written.

SELLERS:

HEALTHSOUTH CORPORATION

By:  /s/ Douglas E. Coltharp
Douglas E. Coltharp
Executive Vice President and
Chief Financial Officer

HOUSTON REHABILITATION ASSOCIATES

By:           Paremed, Inc., its general partner

By:           Romano Rehabilitation Hospital, Inc.,
  its general partner

By:  /s/ Douglas E. Coltharp
           Douglas E. Coltharp, Vice President

HEALTHSOUTH SPECIALTY HOSPITAL
OF NORTH LOUISIANA, LLC

By:  /s/ Douglas E. Coltharp
Douglas E. Coltharp, Vice President

HEALTHSOUTH LTAC OF SARASOTA, INC.

By:  /s/ Douglas E. Coltharp
Douglas E. Coltharp, Vice President

Signature Page 1 of 3

Exhibit 2.1.1

HEALTHSOUTH OF PITTSBURGH, LLC

By:  /s/ Douglas E. Coltharp
Douglas E. Coltharp, Vice President

HEALTHSOUTH SUB-ACUTE CENTER OF MECHANICSBURG, LLC

By:  /s/ Douglas E. Coltharp
Douglas E. Coltharp, Vice President

REHABILITATION HOSPITAL OF NEVADA – LAS VEGAS, INC.

By:  /s/ Douglas E. Coltharp
Douglas E. Coltharp, Vice President

HEALTHSOUTH OF TEXAS, INC.

By:  /s/ Douglas E. Coltharp
Douglas E. Coltharp, Vice President

SARASOTA LTAC PROPERTIES, LLC

By:  /s/ Douglas E. Coltharp
Douglas E. Coltharp, Vice President

Signature Page 2 of 3

Exhibit 2.1.1

BUYERS:

LIFECARE HOSPITALS OF MECHANICSBURG, LLC

By:  /s/ Phillip B. Douglas
Phillip B. Douglas, Chief Executive Officer

LIFECARE HOSPITAL AT TENAYA, LLC

By:  /s/ Phillip B. Douglas
Phillip B. Douglas, Chief Executive Officer

LIFECARE HOSPITALS OF HOUSTON, LLC

By:  /s/ Phillip B. Douglas
Phillip B. Douglas, Chief Executive Officer

PITTSBURGH SPECIALTY HOSPITAL, LLC

By:  /s/ Phillip B. Douglas
Phillip B. Douglas, Chief Executive Officer

LIFECARE HOSPITALS OF SARASOTA, LLC

By:  /s/ Phillip B. Douglas
Phillip B. Douglas, Chief Executive Officer

LIFECARE SPECIALTY HOSPITAL OF NORTH LOUISIANA, LLC

By:  /s/ Phillip B. Douglas
Phillip B. Douglas, Chief Executive Officer

Signature Page 3 of 3

Exhibit 2.1.1

LIST OF SCHEDULES

[Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request. Further explanation of the contents of the omitted Schedules can be found in the Section of the Agreement referenced by the Schedule number.]

Schedule 11.1(c)	Indemnification Cap Allocation
[The allocation of the indemnity cap between facilities being sold for indemnity obligations specific to the respective facilities.]